Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of FST Corp. and its subsidiaries (the “Company”) of our report dated on April 15, 2026, relating to the consolidation of financial statements, which appears in this annual report on Form 20-F of the Company for the year ended December 31, 2024 and 2025.

/s/ Enrome LLP

April 24, 2026

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